EXHIBIT 3.2

BY-LAWS

OF

EMCORE CORPORATION

As Amended Through March 31, 2008

ARTICLE I

OFFICES

1.           Principal Place of Business.  The principal place of business of EMCORE Corporation (the “Corporation”) is 10420 Research Road S.E., Albuquerque, New Mexico 87123.

2.           Other Places of Business.  Branch or subordinate places of business or offices may be established at any time by the Board of Directors of the Corporation (the “Board”) at any place or places where the Corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

1.           Annual Meeting.  The annual meeting of shareholders shall be held at a time fixed by the Board that shall be within thirteen months of the last annual meeting, upon not less than ten nor more than sixty days written notice of the time, place, and purpose of the meeting at the corporate offices, or at such other time and place as shall be specified in the notice of meeting, in order to elect directors of the Corporation (“Directors”) and transact such other business as shall come before the meeting.

2.           Special Meetings.  A special meeting of shareholders may be called for any purpose by, the Executive Chairman, the chief executive officer or by the Board of Directors acting as a body.  A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place and purpose of the meeting.

3.           Action Without Meeting.  The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action.  Such written consent or consents shall be filled in the minute book.

4.           Quorum.  The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

5.           Organization.  The Executive Chairman, or in the absence of the Executive Chairman , the chief executive officer, president or such vice president as may be designated by theExecutive Chairman, shall preside at all meetings of the shareholders.  If all are absent, any other officer designated by the Executive Chairman shall preside.  If no officer so designated is present, the shareholders present in person or represented by proxy may elect one of their number to preside.  The secretary shall act as secretary at all meetings of the shareholders; but in the absence of the secretary the presiding officer may appoint any person to act as secretary of the meeting.

ARTICLE III

VOTING AND ELECTIONS

1.           Voting.  Each holder of shares with voting rights shall be entitled to one vote for each such share registered in his or her name, except as otherwise provided in the certificate of incorporation of the Corporation (the “Certificate of Incorporation”).  Whenever any action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater percentage is required by statute or by the Certificate of Incorporation.

2.           Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof.  A list required by this Section 2 may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required.  Such list shall be arranged alphabetically within each class, series or group of shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced (or available by means of a visual display) at the time and place of the meeting; be subject to the inspection of any shareholder for reasonable periods during the meeting; and be prima facie evidence of the identity of the shareholders entitled to examine such list or to vote at any meeting.  If the requirements of this Section 2 have not been complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.  Failure to comply with the requirements of this Section 2 shall not affect the validity of any action taken at such meeting prior to the making of such demand.

3.           Fixing Record Date.  (a)  The Board may fix, in advance, a date as the record date for determining the Corporation’s shareholders with regard to any corporate action or event and, in particular, for determining the shareholders who are entitled to

(i)           notice of or to vote at any meeting of shareholders or any adjournment thereof;

(ii)           give a written consent to any action without a meeting; or

(iii)           receive payment of any dividend or allotment of any right.

The record date may in no case be more than sixty days prior to the shareholders’ meeting or other corporate action or event to which it relates.  The record date for a shareholders’ meeting may not be less than ten days before the date of the meeting.  The record date to determine shareholders to give a written consent may not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted.

(b)           If no record date is fixed,

(i)           the record date for a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and

(ii)           the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

(c)           The record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by this act, shall be the first date on which a signed written consent setting forth the action taken or proposes to be taken is delivered to the Corporation by delivery to its registered office in New Jersey, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

(d)           When a determination of shareholders of record for a shareholders’ meeting has been made as provided in this Subsection 3(d), such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Subsection 3(d) for the adjourned meeting.

4.           Inspectors of Election.  The Board may, in advance of any shareholders’ meeting, or of the tabulation of written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof.  If inspectors to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment.

Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  No person shall be elected a Director in an election for which he or she has served as an inspector.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  If there are three or more inspectors, the act of a majority shall govern.  On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them.  Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

5.           Proxies.  (a)                                Every shareholder entitled to vote at a shareholder meeting may authorize another person or persons to act for him or her by proxy.  Every proxy shall be executed by the shareholder or his or her agent, but a proxy may be given by telegram, cable, telephonic transmission, or any other means of electronic communication so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by shareholder or his agent.

(b)           No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein.  A proxy shall be revocable at will unless it states that it is irrevocable and is coupled with an interest either in the stock itself or in the Corporation.  A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue in force until revoked by the personal representative or guardian of the shareholder.

(c)           The presence at a meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder (i) files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or (ii) votes the shares subject to the proxy by written ballot.  A person named as proxy of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as proxy in the same proxy.  The substitution shall not be effective until an instrument effecting it is filed with the secretary of the Corporation.

(d)           Each person holding a proxy shall either file the proxy with the secretary of the meeting or the inspectors at the start of the meeting or shall submit the proxy to the inspectors together with his or her ballot, as determined by the presiding officer.  No proxy shall be counted or acted upon that is submitted to the secretary of the meeting or the inspectors any later than the first time during the meeting a vote is taken by ballot.

ARTICLE IV

BOARD OF DIRECTORS

1.           Election; Term of Office; Removal; Vacancies; Nomination.  (a) Election; Term of Office.  The number of Directors constituting the entire Board shall be not less than six nor more than twelve, as fixed from time to time by the vote of not less than 66 2/3% of the entire Board; provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office, and provided further, that the number of Directors constituting the entire Board shall be nine unless and until otherwise fixed by the vote of not less than 66 2/3% of the entire Board.  The phrase “66 2/3% of the entire Board” shall be deemed to refer to 66 2/3% of the number of Directors constituting the Board as provided in or pursuant to this Subsection 1(a), without regard to any vacancies then existing.

(b)           Classification.                                 The Board shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits.  The initial term of office of the first class shall expire at the 2002 Annual Meeting of Shareholders.  The initial term of office of the second class shall expire at the 2001 Annual Meeting of Shareholders.  The initial term of office of the third class expired at the 2000 Annual Meeting of Shareholders.  The Directors elected at an annual meeting of shareholders to succeed those whose terms then expire shall be identified as being Directors of the same class as the Directors whom they succeed, and each of them shall hold office until the third succeeding annual meeting of shareholders and until such Director's successor shall have been elected and qualified.  Any vacancies in the Board for any reason, and any created Directorships resulting from any increase in the number of Directors, may be filled by the vote of not less than 66 2/3% of the members of the Board then in office, although less than a quorum, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified.  No decrease in the number of Directors shall shorten the term of any incumbent Director.  Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock of the Corporation (“Preferred Stock”) shall have the right, voting separately as a class, to elect one or more Director, the then authorized number of Directors shall be increased by the number of Directors so to be elected, and the terms of the Director or Directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

(c)           Removal.  Notwithstanding any other provisions of these by-laws (the “By-Laws”), any Director, or the entire Board, may be removed at any time, but only for cause and only by the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the Corporation (“Capital Stock”) entitled to vote generally in the election of Directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.  Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors, the provisions of this Subsection 1(c) shall not apply with respect to the Director or Directors elected by such holders of Preferred Stock.

(d)           Nomination.  Nominations for the election of Directors may be made by the Board or by any shareholder entitled to vote for the election of Directors.  Nominations for election at the annual meeting of shareholders which are not made by the Board shall be made by notice in writing, delivered or mailed by first class mail, postage prepaid, to the secretary by the date specified in the Corporation’s proxy statement mailed to shareholders relating to the immediately preceding annual meeting of shareholders; provided, that in the event of an election to be held at a special meeting of shareholders, or if no such date was specified in the relevant proxy statement, such notice shall be given not more than 10 days after the date of notice of the meeting of the shareholders called for the election of Directors.  Notice of nominations which are proposed by the Board shall be given by the Board.

Each notice under this Subsection 1(d) shall set forth (i) the name, age, and business address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of Capital Stock which are beneficially owned by each such nominee; and (iv) such other information as would be required to be included in a proxy or disclosure to be filed with the Securities and Exchange Commission.

The person presiding at the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

2.           Regular Meetings.  A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting.  The Board, by resolution, may provide for additional regular meetings which may be held without notice, except advance notice, as described in Section 3 below, shall be provided to Directors not present at the time of the adoption of the resolution.

3.           Special Meetings.  A special meeting of the Board may be called at any time by the Executive Chairman, the chief executive officer or a majority of the members of the Board for any purpose.  Such meeting shall be held upon one day’s notice if given orally (either by telephone or in person) or by telegraph, e-mail or facsimile transmission, or by three days notice if given by depositing the notice in the United States mails, postage prepaid.  Such notice shall specify the time and place of the meeting.

4.           Action Without Meeting.  The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action.  Such written consent or consents shall be filed in the minute book.

5.           Quorum.  One-half of the entire Board shall constitute a quorum for the transaction of business.

6.           Committees.  The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have at least three members.  To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall (a) make, alter or repeal any By-Law; (b) elect any Director, or remove any officer or Director; (c) submit to shareholders any action that requires shareholders’ approval; or (d) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

The Board, by resolution adopted by a majority of the entire Board, may (a) fill any vacancy in any such committee; (b) appoint one or more Directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (c) abolish any such committee at its pleasure; (d) remove any Director from membership on such committee at any time, with or without cause; and (e) establish as a quorum for any such committee less than a majority of the entire committee, but in no case less than the greater of two persons or one-third of the entire committee.

Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

7.           Compensation of Directors.  The Board, by the affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of Directors for services to the Corporation as Directors, officers or otherwise.

8.           Chairman of the Board.  The person holding the position of Executive Chairman shall also serve as Chairman of the Board of Directors, which shall constitute a non-officer position.

ARTICLE V

WAIVERS OF NOTICE

Any notice required by these By-Laws, by the Certificate of Incorporation, or by applicable law, including the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice.  The waiver or waivers may be executed either before or after the event with respect to which notice is waived.  Each Director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE VI

OFFICERS

1.           Election.  At its regular meeting following the annual meeting of shareholders, the Board shall elect an Executive Chairman chief executive officer, a president, a treasurer and a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary.  One person may hold two or more offices.  The Executive Chairmanshall be a director of the Corporation.  Each officer shall hold office until the end of the period for which such officer was elected, and until his or her successor has been elected and has qualified, unless he or she is earlier removed.

2.           Duties and Authority of Executive Chairman and Chairman of the Board.  Following the annual meeting of shareholders in 2008, the Company shall have a corporate officer who shall hold the position of Executive Chairman and Chairman of the Board.  Subject only to the authority of the Board, the Executive Chairman shall have responsibility for the strategy and policy of the Corporation.  Unless otherwise directed by the Board, the chief executive officer shall be subject to the authority and supervision of the Executive Chairman.  The Executive Chairman shall preside at shareholder meetings and Board meetings. He shall have the general powers and duties of management usually vested in the office of Executive Chairman of a corporation.

3.           Duties and Authority of Chief Executive Officer.  Subject only to the authority of the Executive Chairman  and the Board of Directors, and except as otherwise provided in these By-Laws, the chief executive officer shall have responsibility for the business and affairs of the Corporation.  Unless otherwise directed by the Board, all other executive officers, including the President, shall be subject to the authority and supervision of the chief executive officer.  The chief executive officer may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instrument not in the regular course of business which are authorized, either generally or specifically, by the Board.  In the absence of the Executive Chairman, the chief executive officer shall preside at shareholder meetings and, if a director, Board meetings. In the event of the disability of the Executive Chairman, the chief executive officer, if a director, shall perform the duties and exercise the power of the Executive Chairman.  Except as otherwise provided in these By-Laws, he shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation.

4.           Duties and Authority of President.  Subject only to the authority of the chief executive officer, the Executive Chairman and the Board, the president shall have responsibility for the business and affairs f the Corporation.  Unless otherwise directed by the Board, all other non-executive officers shall be subject to the authority and supervision of the president.  The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instrument not in the regular course of business which are authorized, either generally or specifically, by the Board.  Except as otherwise provided in these By-Laws, he shall have the general powers and duties of management usually vested in the office of president of a corporation. Following the annual meeting of shareholders in 2008, the president shall also be the chief executive officer and shall have the duties and authority described in Article V.3 above.

5.           Duties and Authority of Vice Presidents.  Each vice president shall perform such duties and have such authority as from time to time may be delegated to him by the chief executive officer, the president or by the Board.  The Board shall have the authority to append such prefixes as “executive,” “senior” and “assistant” to any vice president’s title as it shall determine.  In the absence of the chief executive officer and the president or in the event of the president’s death, inability, or refusal to act, such vice president as shall have been designated by the Board or, in the absence of such designation, by the chief executive officer, shall perform the duties and be vested with the authority of the president.

6.           Duties and Authority of Treasurer.  The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation.  The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the Executive Chairman, chief executive officer,  president or the Board.

7.           Duties and Authority of Secretary.  The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board.  The secretary shall have charge of the seal of the Corporation.  The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or the Board.

8.           Vacancies.  Any vacancy in any office may be filled by the Board.

9.           Removal and Resignation.  Any officer may be removed, either with or without cause, by the Board or by any officer upon whom the power of removal has been conferred by the Board.  An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his or her authority to act as an officer may be suspended by the Board for cause.  Removal of an officer shall be without prejudice to the officer’s contract rights, if any.  Election or appointment of an officer shall not of itself create contract rights.  Any officer may resign at any time by giving written notice to the Board or to the president.  A resignation shall take effect on the date of the receipt of the notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

ARTICLE VII

CAPITAL STOCK AND OTHER SECURITIES

1.           Issuance of Capital Stock and Other Securities.  Certificates of any class of Capital Stock and certificates representing any other securities of the Corporation shall be signed by the Executive Chairman, chief executive officer, president, or any vice president and countersigned by the secretary, any assistant secretary, the treasurer or any assistant treasurer.  The signature of each officer may be an engraved or printed facsimile.  If an officer or transfer agent or registrar whose facsimile signature has been placed upon certificates ceases to hold the official capacity in which he or she signed, the certificates may continue to be used.  The certificates may, but need not, be sealed with the seal of the Corporation, or a facsimile of the seal.  The certificates shall be countersigned and registered in whatever manner the Board may prescribe.

2.           Lost, Stolen and Destroyed Certificates.  In case of lost, stolen or destroyed certificates, new certificates may be issued to take their place upon receipt by the Corporation of a bond of indemnity and under whatever regulations may be prescribed by the Board.  The giving of a bond of indemnity may be waived.

3.           Transfer of Securities.  The shares of the Capital Stock or any other registered securities of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by that person’s authorized agent, or by the transferee, upon surrender for cancellation to the relevant transfer agent of an outstanding certificate or certificates for the same number of shares or other security with an assignment and authorization to transfer endorsed thereon or attached thereto, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require.

4.           Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

ARTICLE VIII

AMENDMENTS TO AND EFFECT OF
BY-LAWS; FISCAL YEAR; SEAL;
CHECKS; CONTRACTS; RECORDS

1.           Force and Effect of By-Laws.  These By-Laws are subject to the provisions of the applicable law, including the New Jersey Business Corporation Act, and the Certificate of Incorporation, as it may be amended from time to time.  If any provision in these By-Laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.

2.           Amendments to By-Laws.  These By-Laws may be altered, amended or repealed by the shareholders or the Board in accordance with the terms of the Certificate of Incorporation, these By-laws and applicable law.  Any By-Law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Law expressly reserves to shareholders the right to amend or repeal it.

3.           Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of October of each year.

4.           Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal New Jersey”.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument, or affixed thereto.  Except to the extent required by applicable law or by resolution of the Board, no contract, instrument or other document executed by or on behalf of the Corporation, or to which the Corporation is otherwise a party, shall be required to bear the corporate seal.

5.           Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the Board.

6.           Execution of Contracts.  The Board may authorize any officer or officers, employee or employees, or agent or agents of the Corporation, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation.  The authority may be general or confined to specific instances.

7.           Records.  The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board and such committees as the Board may determine.  Such books, records and minutes may be kept outside the State of New Jersey.  The Corporation shall keep at its principal office, its registered office, or at the office of its registrar and transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof.  Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.

Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class or series, upon at least five days’ written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.

ARTICLE IX

INDEMNIFICATION

1.           General.  The Corporation shall indemnify an Indemnitee (as hereinafter defined) against Liabilities (as hereinafter defined) and advance Expenses (as hereinafter defined) to an Indemnitee to the fullest extent permitted by applicable law and as provided in this Article IX.  An Indemnitee shall be entitled to the indemnification provided in this Section 1, if, by reason of his being or having been an Officer/Director (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined).  Pursuant to this Section 1, an Indemnitee shall be indemnified against Expenses and Liabilities actually incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein.

2.           Advancement of Expenses.  The Corporation shall advance all Expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding upon the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee or refer to invoices or bills for Expenses furnished or to be furnished directly to the Corporation, and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced unless it shall ultimately be determined pursuant to Section 5 of this Article IX that the Indemnitee is entitled to be indemnified against such Expenses.

3.           Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Article IX, to the extent that an Indemnitee is, by reason of his being or having been an Officer/Director, a witness in any Proceeding in which such Indemnitee is not also a party, the Corporation shall indemnify such witness against all Expenses actually incurred by him or on his behalf in connection therewith.

4.           Limitation on Indemnity.                                                      No indemnification shall be made to any Indemnitee pursuant to this Article IX to the extent that, in connection with the relevant Proceeding, a judgment or other final adjudication adverse to the Indemnitee establishes that his acts or omissions (a) were in breach of such Indemnitee’s duty of loyalty to the Corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in the receipt by such Indemnitee of an improper personal benefit.  In the event of any such finding, the Indemnitee shall promptly disgorge and pay over to the Corporation any  amounts theretofore paid to such Indemnitee pursuant to this Article IX, including any advance of Expenses pursuant to Section 2 of this Article IX.  The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolocontendere or its equivalent, shall not of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not act in good faith or that an Indemnitee had reasonable cause to believe that his conduct was unlawful.

5.           Procedure for Determination of Entitlement to Indemnification.

(a)           To obtain indemnification under this Article IX, an Indemnitee shall submit to the Corporation a written request for indemnification, and provide for the furnishing to the Corporation of such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)           Upon written request by an Indemnitee for indemnification pursuant to Section 5(a) of this Article IX, a written determination with respect to the Indemnitee’s entitlement thereto shall be made: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined); (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) by a majority vote of a quorum of Disinterested Directors on a Committee of the Board authorized by the Board to make such determination, or (C) by Independent Counsel.  If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made in a timely fashion.  An Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by an Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to an Indemnitee’s entitlement to indemnification).

(c)           In the event the determination of entitlement is to be made by Independent Counsel pursuant to Subsection 5(b) of this Article IX, the Independent Counsel shall be selected as provided in this Subsection 5(c).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors or a Committee thereof authorized by the Board to make such selection, and the Corporation shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change of Control shall have occurred, the Independent Counsel shall be selected jointly by the Indemnitee and the Board or a Committee thereof authorized by the Board to make such determination.  In the event that the Board or such a Committee thereof cannot agree with the Indemnitee on the choice of Independent Counsel, such Independent Counsel shall be selected by the Board or a Committee thereof from among the New York City law firms having more than 100 attorneys.  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Subsection 5(b) of this Article IX, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Subsection 5(c), regardless of the manner in which such Independent Counsel was selected or appointed.

6.           Presumptions and Effect of Certain Proceedings.

(a)           If a Change in Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under this Article if the Indemnitee has submitted a request for indemnification in accordance with Subsection 5(a) of this Article IX, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)           If the person, persons or entity empowered or selected under Section 5 of this Article IX to determine whether an Indemnitee is entitled to indemnification shall not have made such determination in a timely fashion after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification (which shall have been proven by clear and convincing evidence), or (ii) a prohibition of such indemnification under applicable law.

(c)           Every Indemnitee shall be presumed to have relied upon this Article IX in serving or continuing to serve as an Officer/Director.

7.           Indemnification of Estate; Standards for Determination.  If an Indemnitee is deceased and would have been entitled to indemnification under any provision of this Article IX, the Corporation shall indemnify the Indemnitee’s estate and his spouse, heirs, administrators and executors.  When the Board, Committee thereof or Independent Counsel acting in accordance with Section 5 of this Article IX is determining the availability of indemnification under this Article IX and when an Indemnitee is unable to testify on his own behalf by reason of his death or mental or physical incapacity, said Board, Committee or Independent Counsel shall deem the Indemnitee to have satisfied applicable standards set forth in the relevant section or sections of this Article IX unless it is affirmatively demonstrated by clear and convincing evidence that indemnification is not available thereunder.

8.           Limitation of Actions and Release of Claims.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or its Affiliates against an Indemnitee, his spouse, heirs, executors or administrators after the expiration of two years from the date the Indemnitee ceases (for any reason) to serve as an Officer/Director, and any claim or cause of action of the Corporation or its Affiliates shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

9.           Other Rights and Remedies of Indemnitee.

(a)           The Corporation shall purchase and maintain on behalf of Indemnitees such insurance covering such Liabilities and Expenses arising from actions or omissions of an Indemnitee in his capacity as an Officer/Director as is obtainable and is reasonable and appropriate in cost and amount.

(b)           In the event that (i) a determination is made pursuant to Section 5 of this Article IX that an Indemnitee is not entitled to indemnification under this Article IX, (ii) advancement of Expenses is not timely made pursuant to Section 2 of this Article IX, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Subsection 5(b) of this Article IX and such determination shall not have been made and delivered in a written opinion in a timely fashion after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 3 of this Article IX in a timely fashion after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made in a timely fashion after a determination has been made that an Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Article IX, the Indemnitee shall be entitled to an adjudication in the Superior Court of the State of New Jersey, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses.  Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration in a timely manner following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Subsection 9(b).  The Corporation shall not oppose the Indemnitee’s right to exercise his rights under this Subsection 9(b).

(c)           In the event that a determination shall have been made pursuant to Section 5  of this Article that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial or arbitration on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination.  If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(d)           If a determination shall have been made or deemed to have been made pursuant to Section 5 of this Article IX that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification (which shall have been proven by clear and convincing evidence), or (ii) a prohibition of such indemnification under applicable law.

(e)           The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article IX.

(f)           In the event that an Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 12 of this Article IX) actually incurred by him in such judicial adjudication or arbitration, but only if he prevails therein.  If it shall be determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

10.           Non-Exclusivity; Survival of Rights; Subrogation.

(a)           The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the certificate of incorporation or other similar organizational document of any Affiliate (as hereinafter defined) of the Corporation, the By-Laws, the by-laws or other similar organizational document of any Affiliate of the Corporation, any agreement, any insurance policy maintained or issued directly or indirectly by the Corporation or any Affiliate of the Corporation, a vote of stockholders, a resolution of Disinterested Directors, or otherwise.  No amendment, alteration or repeal of this Article or of any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee as an Officer/Director prior to such amendment, alteration or repeal.  The provisions of this Article IX shall continue as to an Indemnitee whose status as an Officer/Director has ceased and shall inure to the benefit of his heirs, executors and administrators.

(b)           In the event of any payment under this Article IX, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(c)           The Corporation shall not be liable under this Article IX to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

11.           Severability.  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any subsection of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any subsection of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12.           Definitions.  For purposes of this Article IX:

(a)           “Affiliate” or “Associate” shall have the same meaning as in Rule 405 under the Securities Act of 1933, as amended.

(b)           “Change in Control” shall mean either:

(i)           a change in the membership of the Board such that one-third or more of its members were neither recommended nor elected to the Board by a majority of those of its members (A) who are not Affiliates or Associates or representatives of a beneficial owner described in clause (ii) below or (B) who were members of the Board prior to the time  the beneficial owner became such; or

(ii)           The attainment of “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as Rule 13d-3 was in existence on the date hereof) by any person, corporation or other entity, or any group, including, associates or affiliates of such beneficial owner, of more than 10% of the voting power of all classes of Capital Stock, other than by any such entity that held more than such percentage as of the date hereof.

(c)           “Corporate Agent” means a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation, but shall not include any Officer/Director.

(d)           “Disinterested Director” means a Director who is not and was not a party to the Proceeding in respect of which indemnification is sought by an Indemnitee.

(e)           “Expenses” means all reasonable costs, disbursements and counsel fees.

(f)           “Indemnitee” means any person who is, or is threatened to be made, a witness in, or a party to, any Proceeding by reason of his being or having been an Officer/Director.

(g)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Corporation or the Indemnitee or, following a Change in Control, any person acquiring control or any beneficial owner referred to in clause (ii) of Section 12(b) of this Article or any Affiliate or Associate of any such person or beneficial owner, in any matter material to any such person, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article IX.

(h)           “Liabilities” shall mean amounts paid or incurred in satisfaction of settlements, judgments, awards, fines and penalties.

(i)           “Officer/Director” shall mean any officer of the Corporation or any Director.

(j)           “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article IX to enforce his rights under this Article IX.

13.           Notices.  Any notice, request or other communication required or permitted to be given to the Corporation under this Article IX shall be in writing and either delivered in person or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the secretary of the Corporation and shall be effective only upon receipt by the secretary.

14.           Amendments.  This Article IX may be amended or repealed only by action of the Board approved by the favorable vote of a majority of the votes cast by stockholders entitled to vote thereon at a meeting of stockholders for which proxies are solicited in accordance with then applicable requirements of the Securities and Exchange Commission, except that (i) the Board, without stockholder approval, may make technical amendments that do not substantively affect the rights of an Indemnitee hereunder and (ii) following a Change of Control, as defined in clause (ii) of Subsection 12(b) of this Article IX, there shall also be required for approval of any such amendment or repeal the favorable vote of a majority of the votes cast by persons other than the beneficial owners referred to in clause (ii) of Section 12(b) of this Article IX and their Affiliates and Associates.

15.           Indemnification of Corporate Agents.  The Corporation may at the discretion of the Board indemnify any Corporate Agent to the fullest extent permitted by applicable law; provided, that the Corporation shall in any event indemnify a Corporate Agent to the extent required by applicable law.  The procedures to be followed in the event of such indemnification shall be such as may be determined by the Board in its discretion; provided, that in the event any procedures are mandated by applicable law, such procedures shall be followed.